
<ARTICLE> 6
<LEGEND>
This FDS contains summary financial information extracted from financial statements and is qualified in its entirety by reference to said financial statements.  The information presented is for the Class B Class of shares for the Total Return Series of Pauze Funds.  The Portfolio and Income data refer to each Series as a whole, while the per share data is Class specific.
</LEGEND>
<SERIES>
  <NUMBER>  003
  <NAME>    CLASS B CLASS OF SHARES - TOTAL RETURN SERIES
<MULTIPLIER>                                          1000

<PERIOD-TYPE>                                        8-MOS
<FISCAL-YEAR-END>                              Apr-30-1997
<PERIOD-END>                                   Apr-30-1997
<INVESTMENTS-AT-COST>                                68988
<INVESTMENTS-AT-VALUE>                               67512
<RECEIVABLES>                                         1133
<ASSETS-OTHER>                                           4
<OTHER-ITEMS-ASSETS>                                     0
<TOTAL-ASSETS>                                       68654
<PAYABLE-FOR-SECURITIES>                                 0
<SENIOR-LONG-TERM-DEBT>                                  0
<OTHER-ITEMS-LIABILITIES>                              331
<TOTAL-LIABILITIES>                                    331
<SENIOR-EQUITY>                                          0
<PAID-IN-CAPITAL-COMMON>                               403
<SHARES-COMMON-STOCK>                                   39
<SHARES-COMMON-PRIOR>                                    0
<ACCUMULATED-NII-CURRENT>                                0
<OVERDISTRIBUTION-NII>                                   0
<ACCUMULATED-NET-GAINS>                              (1654)
<OVERDISTRIBUTION-GAINS>                                 0
<ACCUM-APPREC-OR-DEPREC>                             (1475)
<NET-ASSETS>                                           387
<DIVIDEND-INCOME>                                        0
<INTEREST-INCOME>                                     4336
<OTHER-INCOME>                                           0
<EXPENSES-NET>                                         994
<NET-INVESTMENT-INCOME>                               3342
<REALIZED-GAINS-CURRENT>                             (1699)
<APPREC-INCREASE-CURRENT>                            (1004)
<NET-CHANGE-FROM-OPS>                                  639
<EQUALIZATION>                                           0
<DISTRIBUTIONS-OF-INCOME>                             3354
<DISTRIBUTIONS-OF-GAINS>                                 0
<DISTRIBUTIONS-OTHER>                                    0
<NUMBER-OF-SHARES-SOLD>                                132
<NUMBER-OF-SHARES-REDEEMED>                             93
<SHARES-REINVESTED>                                      1
<NET-CHANGE-IN-ASSETS>                               (2971)
<ACCUMULATED-NII-PRIOR>                                  0
<ACCUMULATED-GAINS-PRIOR>                               44
<OVERDISTRIB-NII-PRIOR>                                  0
<OVERDIST-NET-GAINS-PRIOR>                               0
<GROSS-ADVISORY-FEES>                                  409
<INTEREST-EXPENSE>                                       0
<GROSS-EXPENSE>                                        994
<AVERAGE-NET-ASSETS>                                   718
<PER-SHARE-NAV-BEGIN>                                10.00
<PER-SHARE-NII>                                        .27
<PER-SHARE-GAIN-APPREC>                               (.16)
<PER-SHARE-DIVIDEND>                                   .27
<PER-SHARE-DISTRIBUTIONS>                                0
<RETURNS-OF-CAPITAL>                                     0
<PER-SHARE-NAV-END>                                   9.84
<EXPENSE-RATIO>                                       2.33
<AVG-DEBT-OUTSTANDING>                                   0
<AVG-DEBT-PER-SHARE>                                     0

